Exhibit 10.11

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM DIVISION OF BUSINESS AND FINANCE SECTION A: CONTRACT AMENDMENT

1. AMENDMENT #	2. CONTRACT #:	3. EFFECTIVE DATE OF AMENDMENT:	4. PROGRAM

10	YH14-0001-07	April 13, 2015	DHCM - ACUTE

5.	CONTRACTOR NAME AND ADDRESS:

Health Choice Arizona

410 N. 44th Street, Suite 900

Phoenix, AZ 85008

6.	PURPOSE: To allow for payment of rural hospital inpatient reimbursement pursuant to A.R.S. §36-2905.02.

7.	THE ABOVE REFERENCED CONTRACT IS HEREBY AMENDED AS FOLLOWS:

The Contractor will be paid the attached supplemental payment amounts to increase rural hospital inpatient reimbursement. The supplemental payment amounts are allocated to the appropriate risk groups based on historical utilization. AHCCCS requires that the Contractor make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to A.R.S. §36-2905.02, to increase inpatient reimbursement to these small rural hospitals.

The Contractor shall make the prescribed payments to the rural hospitals 15 days from receipt of the funds and submit proof of payment to the rural hospitals to the Finance Manager of the Division of Health Care Management 30 days from receipt of the funds.

The regular per member per month capitation rates for the period of October 1, 2014 through September 30, 2015 remain unchanged unless otherwise modified by contract amendment (Acute YH14-0001 Contract Amendment effective April 1, 2015 was submitted to CMS on February 13, 2015).

8.	EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE:	10. SIGNATURE OF AHCCCS CONTRACTING OFFICER:

/s/ Mike Uchrin	/s/ Michael Veit
TYPED NAME: MIKE UCHRIN	TYPED NAME: MICHAEL VEIT

TITLE: CHIEF EXECUTIVE OFFICER	TITLE: CONTRACTS AND PURCHASING ADMINISTRATOR

DATE: 3/9/15	DATE: FEB 25 2015

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

ACUTE SUPPLEMENTAL PAYMENT SUMMARY

Health Choice Arizona

CYE 2015

Supplemental Payment Related To:

	TANF	TANF	SSI	AHCCCS	Total
Supplemental Payment:	<1, M/F	14-44, F	w/o Med	Care	Payment
4 Apache/Coconino/Mohave/Navajo	$461,595.72	$1,388,924.72	$440,058.17	$375,778.92	$2,666,357.53
8 Glla/Pinal	$92,442.02	$448,024.25	$320,927.54	$339,168.30	$1,200,562.11

					$3,866,919.64

Two percent Premium tax is included in the Supplemental Capitation Payments Payments to the hospitals stated without Premium Tax

Health Choice Arizona	Payment
Banner Goldfield Medical Center	$52,564.48
Banner Ironwood Medical Center	$569,319.32
Benson Hospital	$—
Carondelet Holy Cross	$—
Cobre Valley Community Hospital	$428,409.49
Copper Queen Community Hospital	$—
Florence Hospital Anthem	$60,318.72
La Paz Regional Hospital	$—
Little Colorado Medical Center	$385,486.59
Mount Graham Regional Medical Center	$—
Northern Cochise Community Hospital	$—
Page Hospital	$180,733.35
Payson Regional Medical Center	$436,693.31
Sierra Vista Regional Health	$—
Southeastern Az Medical Center	$—
Summit Healthcare Regional Medical Center	$987,096.57
Valley View Medical Center	$659,522.47
Verde Valley Medical Center	$—
White Mountain Regional Medical Center	$29,436.95
Wickenburg Regional Health Center	$—
YRMC East	$—

Total Payments	$3,789,581.25
Premium Tax	$77,338.39

Total with Premium Tax	$3,866,919.64

See Exhibit 10.XX for full current amended text of AHCCCS Contract.